UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 25, 2020

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value Preferred Stock Purchase Right	MAXR ---	New York Stock Exchange, Toronto Stock Exchange ---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 25, 2020, Maxar Technologies Inc. (the “Company”) completed the closing of the sale of $150 million in aggregate principal amount of 7.54% Senior Secured Notes due 2027 (the “Notes”), pursuant to an indenture, dated June 25, 2020 (the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

A brief description of the terms of the Notes and the Indenture follows:

Interest. The Notes will bear interest at a rate of 7.54% per year, payable semi-annually in arrears in cash on June 25 and December 25 of each year (other than the final interest payment, which shall be made on December 31, 2027), beginning on December 25, 2020. Interest payments will be made to the holders of record of the Notes on the immediately preceding June 10 and December 10. The Notes were issued at a price of 98.25% of their face value.

Maturity. The Notes will mature on December 31, 2027, unless earlier redeemed or repurchased.

Guarantees. The Notes will be guaranteed on a senior secured basis (the “Guarantees”) by each of the subsidiaries (the “Guarantors”) that guarantees the Company’s indebtedness under the Syndicated Credit Facility and its 9.750% Senior Secured Notes due 2023 (the “Existing Notes”).

Collateral. The Notes will be secured on a first-priority basis by liens on the Company’s and the Guarantors’ assets (the “Collateral”), that also secure, equally and ratably, our indebtedness under the Syndicated Credit Facility and the Existing Notes, pursuant to the terms of a first lien intercreditor agreement.

Ranking. The Notes and Guarantees will be the Company’s and the Guarantors’ senior secured obligations. The Notes and the Guarantees will rank senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness, will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness (including the Syndicated Credit Facility and the Existing Notes), rank equally to all of Company’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the collateral securing such indebtedness (including the Syndicated Credit Facility and the Existing Notes), be effectively senior to all of Company’s and the Guarantors’ existing and future unsecured indebtedness and all of Company’s and the Guarantors’ existing and future indebtedness secured on a junior basis to the extent of the value of the collateral securing the Notes and the related Guarantees, and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that does not guarantee the Notes.

Optional Redemption and Repurchase. The Notes will be redeemable, in whole or in part, at the Company’s option on or after June 25, 2024 at specified redemption prices, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. The Company may also redeem the Notes, in whole or in part, at its option at any time prior to June 25, 2024 at a price equal to 100% of the principal amount of such Notes plus a “make-whole” premium, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time before June 25, 2024 with the net cash proceeds from certain equity offerings at a specified redemption price, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If the Company experiences specific kinds of changes in control, it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date of the repurchase.

Covenants. The Indenture contains covenants limiting the Company’s and its restricted subsidiaries’ ability to, among other things incur, assume or guarantee additional debt; issue redeemable stock and preferred stock; pay dividends, make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the Notes; make loans and investments; grant or incur liens; restrict dividends, loans or asset transfers from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; and consolidate or merge with, or sell substantially all of their assets to, another person.

Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture (after the expiration of the applicable grace periods specified therein): (1) failure to pay interest or premium, if any, on, or the principal of, the Notes when due; (2) failure to comply with the covenants in the Indenture; (3) default under any mortgage, indenture or instrument securing or evidencing indebtedness with an aggregate principal amount in excess of $100.0 million with respect to a default in the payment of principal, interest or premium when due or where such default results in the acceleration of such indebtedness; (4) failure of the Company or any of its significant subsidiaries to satisfy certain final judgments when due; (5) certain bankruptcy events with respect to the Company or a significant subsidiary; (6) a Guarantee by a significant subsidiary ceases to be in full force and effect in any material respect or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee; and (7) a security interest with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, in certain circumstances ceasing to be in full force and effect or the assertion by the Company that any such security interest is invalid or unenforceable. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable, subject to certain limitations.

The offer and sale of the Notes was made solely in a private placement to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the U.S. in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy securities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, which is attached hereto as Exhibit 4.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

Notes Repurchase

On June 25, 2020, the Company completed the repurchase of $150,000,000 aggregate principal amount of its 9.750% Senior Secured Notes due 2023 (the “Existing Notes”). The Existing Notes were repurchased in a private transactions at a price of 112.45% of the principal amount thereof.

On June 25, 2020, the Company issued a press release announcing the issuance and sale of the Notes and the consummation of the repurchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Vricon Acquisition

On June 25, 2020, the Company exercised its call option to purchase all of the outstanding equity interests not currently owned by the Company or its subsidiaries of Vricon, Inc., the holding company for a joint venture in which the Company holds 50% (the “Vricon Acquisition”). The Vricon Acquisition is expected to be consummated in July of 2020, subject to certain customary closing conditions. On June 25, 2020, the Company issued a press release announcing the exercise of the call option in respect of the Vricon Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Caution Regarding Forward-Looking Statements

This communication may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the completion and timing of the consummation of the Vricon Acquisition, the Company’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks and uncertainties regarding the Company’s businesses.

The information set forth in Item 8.01 of this Current Report will not be deemed an admission by the Company as to the materiality of any information in this Current Report that is required to be disclosed solely by Item 8.01. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report under Item 8.01 is current only as of June 25, 2020 and may change thereafter.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2020, between Maxar Technologies Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee and notes collateral agent.
99.1	Press Release of Maxar Technologies Inc., dated June 25, 2020.
99.2	Press Release of Maxar Technologies Inc., dated June 25, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 25, 2020	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary